UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) June 7, 2018

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 SINCLAIR BROADCAST GROUP, INC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Sinclair Broadcast Group, Inc. (the “Company”) was held on June 7, 2018.  At the meeting, two items, as set forth in the Proxy Statement, were submitted to the shareholders for a vote.

Proposal 1: Election of Directors

In response to Proposal 1, the shareholders elected all persons nominated for directors as set forth in the Proxy Statement, for a term expiring at the next annual shareholders meeting in 2019 or until their respective successors have been elected and qualified.  The table below sets forth the results of the voting for nominated directors:

Election of Directors	For	Against or Withheld	Broker Non-Votes
David D. Smith	290,182,727	22,435,959	8,425,416
Frederick G. Smith	290,378,674	22,240,012	8,425,416
J. Duncan Smith	290,379,527	22,239,159	8,425,416
Robert E. Smith	289,769,830	22,848,856	8,425,416
Lawrence E. McCanna	310,980,238	1,568,448	8,425,416
Daniel C. Keith	309,170,309	3,448,377	8,425,416
Martin R. Leader	294,146,573	18,472,113	8,425,416
Howard E. Friedman	310,669,994	1,948,692	8,425,416

Proposal 2: Ratification of Independent Registered Public Accounting Firm

In response to Proposal 2, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018.  The table below sets forth the results of the voting for the ratification of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
320,432,165	584,578	27,359	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Senior Vice President / Chief Accounting Officer / Corporate Controller

Dated: June 8, 2018